 Exhibit 99.1

INCOME FUND

NINE, LLC

ANNUAL

PORTFOLIO OVERVIEW

2010

Letter from the CEOs                                                                                                                                           As of April 20, 2011

Dear investor in ICON Income Fund Nine, LLC:

We write to briefly summarize our activity for the year ended 2010.  A more detailed analysis, which we encourage you to read, is contained in our Form 10-K.  Our Form 10-K and our other annual, quarterly and current reports are available in the Investor Relations section of our website, www.iconinvestments.com.

As of December 31, 2010, Fund Nine was in its liquidation period. During the liquidation period, distributions generated from net rental income and proceeds from equipment sales generally fluctuate as remaining leases come to maturity or equipment is sold.  During the 2010 calendar year, we made distributions in the aggregate amount of $3,458,933.

Among the assets we own is one Aframax 98,640 DWT (deadweight tonnage) product tanker, the M/T Samar Spirit, that is bareboat chartered to an affiliate of Teekay Corporation, a publicly traded company on the New York Stock Exchange and a recognized international leader in energy shipping.  The bareboat charter is set to expire in July 2011.  We are actively remarketing the tanker and are hopeful that we will realize on this investment in a favorable manner.

During the fourth quarter of 2010, the lease for various innovative telecommunications voice transport systems and high capacity conferencing servers expired.  The equipment was subject to lease with Global Crossing Telecommunications, Inc. (“Global Crossing”), an affiliate of Global Crossing Limited, a publicly traded company on the NASDAQ Stock Exchange and a leading global IP solutions provider.  Upon expiration of the lease, the equipment was sold to Global Crossing for approximately $3,298,000.  We received a gross cash-on-cash return of approximately 138% in rental and sale proceeds related to this investment.

We invite you to read through our portfolio overview on the pages that follow for a more detailed explanation of the above described investments.  As always, thank you for entrusting ICON with your investment assets.

Sincerely,

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

ICON Income Fund Nine, LLC

2010 Annual Portfolio Overview

We are pleased to present ICON Income Fund Nine, LLC’s (the “Fund”) Annual Portfolio Overview for 2010.  References to “we,” “us,” and “our” are references to the Fund, and references to the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised approximately $100,000,000 commencing with our initial offering on November 26, 2001 through the closing of the offering on April 30, 2003.  During the 2010 calendar year, we operated in our liquidation period.

Portfolio Overview

Our portfolio consists of investments that we have made directly, as well as those that we have made with our affiliates.  As of December 31, 2010, our portfolio consisted primarily of the following investments.

•
Forty-Seven Great Dane refrigeration trailers subject to lease with Conwell Corporation, a wholly-owned subsidiary of Frozen Foods Express Industries, Inc.  The equipment was purchased for approximately $1,962,000.  The lease expired in April 2010 and continues to be extended on a month-to-month basis.

•
Two Airbus A340-313X aircraft (B-HXO and B-HXN) leased to Cathay Pacific Airways Limited.  We own all of the interests in the entity that owns B-HXO and have a 50% interest in B-HXN through a joint venture with ICON Income Fund Eight B L.P. (“Fund Eight B”), an entity also managed by our Manager.  The combined purchase price of the interests in both aircraft was approximately $106,333,000, comprised of approximately $6,403,000 in cash and non-recourse loans in the aggregate amount of approximately $99,930,000.  The original lease for B-HXO was due to expire on June 12, 2006, but was extended until December 1, 2011.  The original lease for B-HXN was due to expire on March 27, 2006, but was extended until July 1, 2011.  In connection with both lease extensions, the outstanding debt attributable to each aircraft was refinanced.  The new loans are scheduled to mature concurrently with the lease expiration dates for each aircraft.

•
One Aframax 98,640 DWT (deadweight tonnage) product tanker – the M/T Samar Spirit (the “Samar Spirit”).  The purchase price of the Samar Spirit was approximately $40,250,000, comprised of approximately $16,868,000 in cash and a non-recourse loan in the amount of approximately $23,382,000.  Simultaneously with the purchase, the Samar Sprit was bareboat chartered back to an affiliate of Teekay Corporation for a period of forty-eight months and the bareboat charter is scheduled to expire in July 2011.

•
Three roll-on-roll-off vehicle transportation vessels bareboat chartered to Wilhelmsen Lines Shipowning AS.  We, through our wholly-owned subsidiaries, purchased the M/V Trianon, the M/V Trinidad and the M/V Tancred for approximately $74,020,000, comprised of approximately $9,690,000 in cash and a non-recourse loan in the amount of approximately $64,330,000.  The bareboat charters for all three vessels were extended through December 2013.  In connection with the bareboat charter extensions, the outstanding debt attributable to each vessel was refinanced.  The bareboat charter payments will completely repay the principal loan balances associated with each vessel before the end of the bareboat charters.  The refinancing generated $22,043,000 in cash proceeds.

Unguaranteed Residual Interests

We entered into an agreement with Summit Asset Management Limited to acquire a 90% interest in the unguaranteed residual values of a portfolio of equipment on lease with various United Kingdom lessees for approximately $4,454,000. The majority of the portfolio is comprised of manufacturing and technology equipment, including laptops, desktops and printers.  All of the leases expire at various dates through December 2016.  For the year ended December 31, 2010, we received approximately $194,000 in residual proceeds from the sale of equipment.  On March 29, 2011, we sold the portfolio of remaining leases to Key Finance Group Limited for approximately $266,000.  We received a gross cash-on-cash return of approximately 143% in rental and sale proceeds related to this investment.

Revolving Line of Credit

We and certain entities managed by our Manager, Fund Eight B, ICON Income Fund Ten, LLC, ICON Leasing Fund Eleven, LLC (“Fund Eleven”), ICON Leasing Fund Twelve, LLC and ICON Equipment and Corporate Infrastructure Fund Fourteen, L.P. (collectively, the “Borrowers”), are parties to a Commercial Loan Agreement, as amended (the “Loan Agreement”), with California Bank & Trust.  The Loan Agreement provides for a revolving line of credit of up to $30,000,000 pursuant to a senior secured revolving loan facility (the “Facility”), which is secured by all assets of the Borrowers not subject to a first priority lien.  The Facility expires on June 30, 2011.  The interest rate at December 31, 2010 was 4.0%.  Aggregate borrowings by all Borrowers under the Facility amounted to $1,450,000 at December 31, 2010, all of which was attributable to Fund Eleven.  Subsequent to December 31, 2010, Fund Eleven repaid $1,450,000, which reduced its outstanding loan balance to $0.

10% Status Report

As of December 31, 2010, the two Cathay aircraft and the Samar Spirit were the three assets that individually constituted at least 10% of the aggregate purchase price of our equipment portfolio. The bareboat charter for the Samar Spirit and the lease for the two Cathay aircraft are scheduled to expire during the 2011 calendar year.

As of December 31, 2010, the two Cathay aircraft leases (B-HXO and B-HXN) had eleven and six monthly payments remaining, respectively.  Both Cathay aircraft were manufactured in 1996, and to the best of our Manager’s knowledge, each aircraft retains an airworthiness certificate and is maintained in accordance with the manufacturer’s specifications.

As of December 31, 2010, the Samar Spirit bareboat charter had seven monthly payments remaining.  To the best of our Manager’s knowledge, the vessel remains seaworthy, is maintained in good commercial marine standards and in accordance with applicable laws and the regulations of the governing shipping registry as required under the bareboat charter.

Distribution Analysis

During the liquidation period, distributions fluctuate as leases mature and assets are sold.  From the inception of the offering period, we made 108 cash distributions to our members. During the year ended December 31, 2010, we paid our members approximately $3,458,933 in cash distributions. As of December 31, 2010, a $10,000 investment made at the initial closing would have received $6,787 in cumulative distributions, representing a return of approximately 68% of such initial investment.

	Source of Distributions
	Cash from current period operations	Cash accumulated from operations of prior periods	Cash from current period disposition of assets	Capital contributions used to establish the initial reserve	Total distributions

For the year ended
December 31, 2010	$3,060,706	$37,305	$293,607	$67,315	$3,458,933

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing and financing activities.  Such services include, but are not limited to, the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaising with and general supervision of lessees to ensure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements were costs incurred by our Manager or its affiliates that were necessary to our operations.  These costs included our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that were charged to us based upon the percentage of time such personnel dedicated to us.  Excluded were salaries and related costs, office rent, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Although our Manager continues to provide the services described above, in 2008, our Manager waived its right to future management fees and administrative expense reimbursements.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager in the amounts of $34,589, $29,285 and $77,556 for the years ended December 31, 2010, 2009 and 2008, respectively.  Additionally, our Manager’s interest in our net income was $67,577, $67,001 and $10,478 for the years ended December 31, 2010, 2009 and 2008, respectively.

Your participation in the Fund is greatly appreciated.

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Balance Sheets

Assets

	December 31,
	2010	2009
Current assets:
Cash and cash equivalents	$929,220	$1,033,840
Current portion of net investment in finance leases	5,582,987	5,367,587
Assets held for sale	-	140,000

Total current assets	6,512,207	6,541,427

Non-current assets:
Net investment in finance leases, less current portion	12,379,833	17,987,288
Leased equipment at cost (less accumulated depreciation of
$21,751,790 and $16,513,937, respectively)	68,871,626	74,148,333
Investments in joint ventures	1,259,152	1,926,926
Investment in unguaranteed residual values	257,813	752,113
Other non-current assets, net	1,337,142	1,544,590

Total non-current assets	84,105,566	96,359,250

Total Assets	$90,617,773	$102,900,677

Liabilities and Members' Equity

Current liabilities:
Current portion of non-recourse long-term debt	$36,374,188	$15,262,908
Interest rate swap contracts	1,279,541	2,054,841
Deferred revenue	904,608	1,124,734
Accrued expenses and other current liabilities	232,269	321,910

Total current liabilities	38,790,606	18,764,393

Non-current liabilities:
Non-recourse long-term debt, less current portion	10,800,000	47,174,190

Total Liabilities	49,590,606	65,938,583

Commitments and contingencies

Members' Equity:
Additional Members	42,720,633	39,454,895
Manager	(438,082)	(471,070)
Accumulated other comprehensive loss	(1,255,384)	(2,021,731)

Total Members' Equity	41,027,167	36,962,094

Total Liabilities and Members' Equity	$90,617,773	$102,900,677

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Operations

	Years Ended December 31,
	2010	2009	2008
Revenue:
Rental income	$12,857,909	$13,397,814	$16,053,175
Finance income	3,669,071	4,765,078	5,767,714
Income (loss) from investments in joint ventures	267,182	101,976	(1,996,825)
Net gain on sales of equipment and unguaranteed residual values	12,231	540,795	519,729
Interest and other income (loss)	246,720	32,146	(184,921)

Total revenue	17,053,113	18,837,809	20,158,872

Expenses:
Management fees - Manager	-	-	526,469
Administrative expense reimbursements - Manager	-	-	149,844
General and administrative	636,272	1,505,773	1,946,654
Interest	4,024,902	5,056,856	6,576,691
Depreciation and amortization	5,321,247	5,411,040	5,762,239
Impairment loss	313,033	163,994	4,149,157

Total expenses	10,295,454	12,137,663	19,111,054

Net income	$6,757,659	$6,700,146	$1,047,818

Net income allocable to:
Additional Members	$6,690,082	$6,633,145	$1,037,340
Manager	67,577	67,001	10,478

	$6,757,659	$6,700,146	$1,047,818

Weighted average number of additional shares
of limited liability company interests outstanding	97,955	97,955	97,955

Net income per weighted average additional share
of limited liability company interests	$68.30	$67.72	$10.59

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Changes in Equity

	Members' Equity

	Additional Member	Additional		Accumulated Other Comprehensive	Total Members'
	Shares	Members	Manager	Loss	Equity
Balance, December 31, 2007	97,955	$42,361,867	$(441,708)	$(2,010,694)	$39,909,465

Net income	-	1,037,340	10,478	-	1,047,818
Change in valuation of interest rate swap contracts	-	-	-	(1,418,471)	(1,418,471)
Comprehensive loss					(370,653)
Cash distributions	-	(7,678,004)	(77,556)	-	(7,755,560)

Balance, December 31, 2008	97,955	35,721,203	(508,786)	(3,429,165)	31,783,252

Net income	-	6,633,145	67,001	-	6,700,146
Change in valuation of interest rate swap contracts	-	-	-	1,407,434	1,407,434
Comprehensive income					8,107,580
Cash distributions	-	(2,899,453)	(29,285)	-	(2,928,738)

Balance, December 31, 2009	97,955	39,454,895	(471,070)	(2,021,731)	36,962,094

Net income	-	6,690,082	67,577	-	6,757,659
Change in valuation of interest rate swap contracts	-	-	-	766,347	766,347
Comprehensive income					7,524,006
Cash distributions	-	(3,424,344)	(34,589)	-	(3,458,933)

Balance, December 31, 2010	97,955	$42,720,633	$(438,082)	$(1,255,384)	$41,027,167

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2010	2009	2008
Cash flows from operating activities:
Net income	$6,757,659	$6,700,146	$1,047,818
Adjustments to reconcile net income to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(12,353,607)	(12,745,000)	(12,762,000)
Finance income	(3,669,071)	(4,765,078)	(5,767,714)
(Income) loss from investments in joint ventures	(267,182)	(101,976)	1,996,825
Net gain on sale of equipment and unguaranteed residual values	(12,231)	(540,795)	(519,729)
Depreciation and amortization	5,321,247	5,411,040	5,762,239
Uncollectible receivables	-	-	200,547
Interest expense on non-recourse financing paid directly
to lenders by lessees	3,869,134	4,849,914	6,118,572
Interest expense from amortization of debt financing costs	155,435	198,980	450,205
Impairment loss	313,033	163,994	4,149,157
Changes in operating assets and liabilities:
Collection of finance leases	2,268,270	2,380,536	867,898
Other assets, net	(4,856)	40,742	(111,882)
Deferred revenue	(220,126)	136,100	(9,762)
Due to (from) Manager and affiliates	-	-	(87,476)
Accrued expenses and other current liabilities	(36,380)	71,578	82,093
Distributions from joint ventures	209,015	168,409	170,725

Net cash provided by operating activities	2,330,340	1,968,590	1,587,516

Cash flows from investing activities:
Proceeds from sales of equipment	293,607	821,710	941,011
Distributions received from joint ventures	730,366	392,734	435,096

Net cash provided by investing activities	1,023,973	1,214,444	1,376,107

Cash flows from financing activities:
Cash distributions to members	(3,458,933)	(2,928,738)	(7,755,560)

Net cash used in financing activities	(3,458,933)	(2,928,738)	(7,755,560)

Net (decrease) increase in cash and cash equivalents	(104,620)	254,296	(4,791,937)

Cash and cash equivalents, beginning of the year	1,033,840	779,544	5,571,481

Cash and cash equivalents, end of the year	$929,220	$1,033,840	$779,544

ICON Income Fund Nine, LLC
(A Delaware Limited Liability Company)
Consolidated Statements of Cash Flows

	Years Ended December 31,
	2010	2009	2008
Supplemental disclosure of non-cash investing and financing activities:
Principal and interest on non-recourse long-term debt paid
directly to lenders by lessees	$19,137,855	$19,922,463	$24,762,786
Reclassification of net assets from investments in leased equipment
to investment in finance leases	$-	$-	$240,000

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expect,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 31, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports.  Please access them by:

•	Visiting www.iconinvestments.com

or

•	Visiting www.sec.gov

or

•	Writing us at: Angie Seenauth c/o ICON Capital Corp., 120 Fifth Avenue, 8th Floor, New York, NY 10011

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.